EDISON INTERNATIONAL LOGO                                                                              News Release

FOR IMMEDIATE RELEASE

                                                                                      Media Contact: (626) 302-1033
                                                                                                     www.edison.com

                                           Edison International Reports
                                  Financial Results for the Third Quarter of 2004

ROSEMEAD, Calif, November 5, 2004 -

o    Edison International (EIX) recorded in the third quarter of 2004 consolidated earnings of $2.49 per share, an increase of 49% over the same period last year.

o    The consolidated Mission Energy Holding Company (MEHC) / Edison Mission Energy took a major step toward the completion of its financial recovery with the sale of its interest in Contact Energy, located in New Zealand, and an agreement to sell its remaining international assets.

o    The sale of MEHC's interest in Contact Energy generated a net gain of 39 cents per share.  The sale of the remaining international assets is also expected to provide a substantial gain.

o    Under applicable accounting rules, the company recognized this quarter a "deferred tax benefit" of $327 million.  The balance of the gain from the sale of the international assets will be recorded at the completion of the sale.

Third Quarter 2004 Financial Highlights:

o        Earnings per share - $2.49
o        Revenues - $3.2 billion

THIRD-QUARTER EARNINGS SUMMARY

        For the third quarter of 2004, EIX recorded consolidated earnings of $2.49 per share compared to earnings of
$1.67 per share in the same period last year.  The increase is primarily due to net benefits related to the sale of
MEHC's interest in Contact Energy and the planned sale of its international projects, partially offset by reduced earnings from MEHC's Illinois and Homer City projects and lower net regulatory items at SCE in 2004.

        "During the third quarter, the company took a major step to secure the financial recovery of MEHC by selling, at a substantial gain, its interest in Contact Energy and making excellent progress towards completion of the sale of the remaining international projects.  This step, coupled with constructive prior regulatory decisions for SCE, set a foundation for an increase in our dividend and a 5-year outlook for earnings growth substantially above our peers'
average," commented John Bryson, Chairman, Edison International.

        Beginning in the third quarter of 2004, MEHC reclassified the results of its international projects to discontinued operations.  This reclassification included a 39-cent-per-share net gain on the sale of its interest in
Contact Energy and a deferred tax benefit of $1.00 per share related to the planned sale of its remaining international projects.  The deferred tax benefit was recorded to recognize the higher tax basis of

                                                        - more -

MEHC's international holding company (BV) over the related book basis, as required by accounting rules applicable to discontinued operations.

THIRD-QUARTER EARNINGS DETAIL

Earnings from Continuing Operations

        SCE's earnings from continuing operations were $259 million in the third quarter of 2004, compared with $329 million in the third quarter of 2003.  The decrease in third quarter earnings primarily reflects a $79 million reduction in regulatory items.  After adjusting for regulatory items, higher revenue authorized in the utility's 2003 general rate case (GRC) for 2004 more than offset the expiration of the incentive mechanism for the San Onofre nuclear plant and higher operating and maintenance expense.  SCE's 2004 third quarter earnings included two positive regulatory items totaling $64 million resulting from the implementation of the 2003 GRC decision which were partially offset by $14 million for the anticipated refund of employee safety awards previously recognized.  Positive regulatory items that occurred in the third quarter of 2003 included $79 million related to the California Public Utilities
Commission's (CPUC) decision on cost allocation and $50 million for the disposition of the PROACT account.

        MEHC's income from continuing operations was $59 million in the third quarter of 2004 compared to $136 million in the third quarter of 2003.  The decrease was primarily due to Midwest Generation's (MWG) lower capacity payments received under the Exelon power purchase agreements, an $18 million impairment charge related to MWG's small peaking plants and reduced earnings from the Homer City facilities due to lower generation and higher fuel costs related to the cost of emission allowances.  The decrease in earnings was also due to the absence of earnings from Four Star Oil
& Gas Company as compared to the third quarter of 2003 due to the sale of MEHC's interest in that project in the first quarter of 2004.  On an annual basis, MEHC's earnings are seasonal with higher earnings expected during the summer months.

         Earnings in the third quarter of 2004 for Edison Capital were substantially unchanged from the same period last year.  The loss for "EIX parent company and other" decreased by $2 million primarily due to lower net interest expense.

Earnings from Discontinued Operations

        Beginning in the third quarter of 2004, MEHC reclassified the results of its international projects to discontinued operations for all periods presented due to completion of the sale of its interest in Contact Energy and its agreement to sell the remaining international projects.  The financial results for the third quarter of
2004 included a net after-tax gain on sale of Contact Energy of $126 million, which includes a $141 million gain on sale partially offset by a $15 million cost on a foreign exchange option. In addition, MEHC recorded a deferred tax benefit of $327 million to recognize the higher tax basis of its international holding company (BV) over its book basis as required by accounting rules applicable to discontinued operations.  The sale of the remaining international projects is structured as a sale of the stock of the BV, which held the international assets of
MEHC.  The taxable income from the sale of MEHC's interest in Contact Energy increased the stock basis of the BV, resulting in a reduction to the projected tax on the sale of the remaining projects and recognition under accounting rules of this deferred tax benefit.

        Excluding these items, the earnings from discontinued operations were $47 million during the third quarter of 2004 compared to $39 million during the third quarter of 2003.  The increase in earnings was due to improved performance at Loy Yang B and First Hydro offset by interest costs related to the $800 million bridge loan completed in December 2003.  The third-quarter 2003 financial results also include a gain on sale of $44 million from SCE's pipeline business.

                                                      -more-

                                                                Quarter Ended Sept. 30,
Earnings (Loss) Per Share (Unaudited)                                  2004              2003            Change
-------------------------------------                           -----------------------------------------------
  Southern California Edison                                          $0.79             $1.01           $(0.22)
  Mission Energy Holding Company                                       0.18              0.42            (0.24)
  Edison Capital                                                       0.04              0.04               --
  EIX parent company and other                                        (0.05)            (0.06)            0.01
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations                        0.96              1.41            (0.45)
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Operations - SCE                              --              0.14            (0.14)
Earnings from Discontinued Operations - MEHC                           1.53              0.12              1.41

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                       $2.49             $1.67             $0.82
================================================================================================================

                                                                Quarter Ended Sept. 30,
Earnings (Loss) (in millions) (Unaudited)                              2004             2003             Change
-----------------------------------------                       ------------------------------------------------
  Southern California Edison                                           $259             $329              $(70)
  Mission Energy Holding Company                                         59              136               (77)
  Edison Capital                                                         12               14                (2)
  EIX parent company and other                                          (17)             (19)                2
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings from Continuing Operations                         313              460              (147)
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Operations - SCE                              --               45               (45)
Earnings from Discontinued Operations - MEHC                            500               39                461

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                        $813             $544               $269
================================================================================================================

YEAR-TO-DATE EARNINGS SUMMARY

        EIX recorded earnings of $1.65 cents per share for the nine-month period ending September 30, 2004, compared to $1.92 per share for the same period last year.  The results include several non-core adjustments which are summarized in the table below to reconcile year-to-date reported earnings to core earning.

YTD ADJUSTMENTS REQUIRED TO RECONCILE REPORTED EARNINGS TO CORE EARNINGS                     2004      2005

EIX YTD SEPTEMBER 30 EARNINGS PER SHARE ON A REPORTED BASIS                                  $1.65     $1.92

SCE     Net positive regulatory items                                                        (0.48)    (0.58)
SCE     Gain and operating results from the sale of the pipeline business                       --     (0.15)
MEHC    Deferred tax benefit from agreement to sell remaining international assets           (1.00)       --
MEHC    Net gain on sale of interest in Contact Energy                                       (0.39)       --
MEHC    Collins lease termination                                                             1.81        --
MEHC    Asset impairments for MWG's small peakers and Gordonsville                            0.05      0.47
MEHC    Gain on sale of interest in Four Star Oil & Gas Company                              (0.09)       --
MEHC    Change in accounting principle                                                          --      0.03
                                                                                              ----      ----
                                                                                             (0.10)    (0.23)

EIX YTD SEPTEMBER 30 CORE EARNINGS                                                           $1.55     $1.69

        The 2004 non-core adjustments include earnings of 48 cents per share at SCE from regulatory items primarily related to its 2003 GRC decision, a $1.00 per share deferred tax benefit at

                                                     - more -

MEHC related to the planned sale of its remaining international projects, the net gain on the sale of MEHC's interest in Contact Energy of 39 cents per share, a charge of $1.81 per share related to the termination of the
Collins Facility lease, asset impairment charges totaling 5 cents per share for MEHC's Midwest Generation peaking units, and the gain on the sale of MEHC's interest in Four Star Oil & Gas Company of 9 cents per share.  The 2003 non-core adjustments include earnings of 58 cents per share at SCE from various positive regulatory items, discontinued operations along with a gain on sale from SCE's pipeline business of 15 cents per share, a charge of
47 cents per share at MEHC related to the impairment of eight small peaking plants in Illinois and the
Gordonsville facility, and a 3-cent-per-share charge for a change in accounting principles at MEHC related to asset retirement obligations.

        Excluding the non-core items, EIX's earnings were $1.55 per share for the nine-month period ending
September 30, 2004 compared to $1.69 per share for the same period last year.  Most of the decrease reflects the expiration of SCE's incentive mechanism for the San Onofre nuclear plant, lower earnings at MEHC's Homer City facility, and the absence of earnings from MEHC's interest in the Four Star Oil & Gas Company, which was sold in the first quarter of 2004.  The decrease was partially offset by higher authorized revenue at SCE and improved operating performance at MEHC's international projects.

YEAR-TO-DATE EARNINGS DETAIL

Earnings (Loss) from Continuing Operations

        SCE's earnings from continuing operations for the nine-month period ending September 30, 2004 decreased by $50 million, compared to the same period last year.  The decrease primarily reflects the expiration of the incentive mechanism for the San Onofre nuclear plant and the net effect of several regulatory items partially offset by higher authorized revenues. The regulatory items include those discussed above as well as an additional
33 cents per share in 2004 primarily related to the implementation of the 2003 GRC decision and 19 cents per share in 2003 primarily related to prior period incentive awards at the Palo Verde nuclear plant and the tax impact of a Federal Energy Regulatory Commission rate case.

        MEHC, on a consolidated basis, had a loss from continuing operations of $623 million compared to a loss
of $114 million in the same period last year.   MEHC's loss from continuing operations for the nine-month period ending September 30, 2004, increased by $509 million compared to the same period last year primarily due to the
$608 million in charges for both the termination of the Collins lease and impairment of Illinois small peaking plants, partially offset by the 2003 asset impairment charge of $150 million related to the Illinois small peaking plants.  MEHC's 2004 results were favorably impacted by the gain on the sale of EME's interest in the
Four Star Oil & Gas Company which offset the earnings recorded in 2003 from the ownership of the Four Star Oil &
Gas investment.  The 2004 earnings from the Homer City facilities were lower in 2004 than 2003 due to lower generation and higher fuel costs related to the cost of emission allowances.

        Edison Capital's earnings for the nine-months ended September 30, 2004 were $34 million, down $7 million from the same period last year.  This decrease is primarily due to its maturing lease and housing portfolios which produce lower income.

        The loss for the nine months ended September 30, 2004 for "EIX parent company and other" decreased by $8 million compared to the same period last year mainly due to lower net interest expense.

                                                     - more -

Earnings from Discontinued Operations

        Earnings from discontinued operations for the nine months ended September 30, 2004, include a gain on sale and operating results totaling $50 million from SCE's pipeline business which was sold in the third quarter of 2003.  At MEHC, in addition to the net gain on the sale of its interest in Contact Energy and the deferred tax benefit discussed above, the financial results of discontinued operations for the nine months ended September 30,
2004 were $126 million compared to $66 million for the nine months ended September 30, 2003.  Earnings increased primarily due to the improved performance of First Hydro, Contact Energy, Loy Yang B and Paiton partially offset by higher interest costs on the $800 million bridge loan completed in December 2003.

Change in Accounting Principle

     MEHC's consolidated results for the nine-month period ending September 30, 2003 include a $9-million charge for the cumulative effect of a change in accounting principle for asset retirement obligations adopted in 2003.
As SCE follows accounting principles for rate-regulated enterprises, implementation of this new standard did not affect its earnings.  Edison Capital's 2004 results for the nine months ended September 30, 2004 include a $1 million charge for the cumulative effect of a change in accounting principle reflecting the impact of Edison
Capital's implementation of an accounting standard that requires the consolidation of certain variable interest entities.

                                                              Year-To-Date Ended Sept. 30,
Earnings (Loss) Per Share (Unaudited)                                  2004              2003            Change
-------------------------------------                      -----------------------------------------------------
  Southern California Edison                                          $1.84             $2.00           $(0.16)
  Mission Energy Holding Company                                      (1.91)            (0.35)           (1.56)
  Edison Capital                                                       0.11              0.13            (0.02)
  EIX parent company and other                                        (0.17)            (0.19)            0.02
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings (Loss) from Continuing Ops.                     (0.13)              1.59            (1.72)
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Ops. - SCE                                    --              0.15            (0.15)
Earnings from Discontinued Ops. - MEHC                                 1.78              0.21             1.57

Cumulative Effect of Accounting Change - MEHC                            --            (0.03)             0.03

----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                       $1.65             $1.92           $(0.27)
================================================================================================================

                                                              Year-To-Date Ended Sept. 30,
Earnings (Loss) (in millions) (Unaudited)                              2004              2003            Change
-----------------------------------------                  -----------------------------------------------------
  Southern California Edison                                          $600              $650              $(50)
  Mission Energy Holding Company                                      (623)             (114)             (509)
  Edison Capital                                                         34                41               (7)
  EIX parent company and other                                         (52)              (60)                8
----------------------------------------------------------------------------------------------------------------
EIX Consol. Earnings (Loss) from Continuing Ops.                       (41)               517             (558)
----------------------------------------------------------------------------------------------------------------

Earnings from Discontinued Ops. - SCE                                    --                50              (50)
Earnings from Discontinued Ops. - MEHC                                  579                66               513

Cumulative Effect of Accounting Change - MEHC                            --               (9)                 9
Cumulative Effect of Accounting Change - EC                              (1)               --                (1)

 ----------------------------------------------------------------------------------------------------------------
Total EIX Consolidated Earnings                                        $537              $624              $(87)
================================================================================================================

                                  Reminder: EIX Will Hold a Conference Call Today

         Today, EIX will hold a conference call to discuss its 2004 third quarter financial results at 9:30 a.m.
PST.  Although two-way participation in the telephone call is limited to financial analysts and investors, all other interested parties are invited to participate in a "listen-only mode" through a simultaneous webcast on the company's Web site at www.edisoninvestor.com.  Additional financial and other statistical information, if any, presented during the call will be available on the Web site.  The domestic call-in number is (800) 356-8584 and the ID# is 10100.

                                                        ###

        Based in Rosemead, Calif., Edison International (NYSE: EIX) is the parent company of Southern California
Edison, Edison Mission Energy and Edison Capital.

                                                EDISON INTERNATIONAL
                                        SUMMARY OF CONSOLIDATED EARNINGS
                                                     (UNAUDITED)

IN MILLIONS, EXCEPT PER-SHARE AMOUNTS                        QUARTER ENDED SEPTEMBER 30,     YEAR TO DATE SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------------------------
                                                               2004              2003          2004              2003
-----------------------------------------------------------------------------------------------------------------------
ELECTRIC UTILITY                                             $ 2,655           $ 2,794       $ 6,527           $ 6,994
NONUTILITY POWER GENERATION                                      509               602         1,228             1,326
FINANCIAL SERVICES AND OTHER                                      24                25            85                73
-----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                                        3,188             3,421         7,840             8,393
-----------------------------------------------------------------------------------------------------------------------
FUEL                                                             415               239         1,010               630
PURCHASED POWER                                                  915             1,013         2,022             2,187
PROVISIONS FOR REGULATORY ADJUSTMENT CLAUSES - NET               (34)              332           (85)            1,141
OTHER OPERATION AND MAINTENANCE                                  782               709         2,351             2,096
ASSET IMPAIRMENT AND LOSS ON LEASE TERMINATION                    35                 -           989               251
DEPRECIATION, DECOMMISSIONING AND AMORTIZATION                   232               253           752               726
PROPERTY AND OTHER TAXES                                          50                50           148               130
NET GAIN ON SALE OF UTILITY PLANT                                  -                (5)            -                (5)
-----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                       2,395             2,591         7,187             7,156
-----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                 793               830           653             1,237
INTEREST AND DIVIDEND INCOME                                       9                19            32               107
EQUITY IN INCOME FROM PARTNERSHIPS AND
    UNCONSOLIDATED SUBSIDIARIES - NET                             30               119            57               196
OTHER NONOPERATING INCOME                                          5                26            97                66
INTEREST EXPENSE - NET OF AMOUNTS CAPITALIZED                   (254)             (262)         (746)             (753)
OTHER NONOPERATING DEDUCTIONS                                    (12)              (11)          (50)              (31)
MINORITY INTEREST                                                (76)                -          (119)                -
DIVIDENDS ON PREFERRED SECURITIES
    SUBJECT TO MANDATORY REDEMPTION                                -                 -             -               (52)
DIVIDENDS ON UTILITY PREFERRED STOCK
    NOT SUBJECT TO MANDATORY REDEMPTION                           (1)               (1)           (4)               (4)
-----------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX              494               720           (80)              766
INCOME TAX (BENEFIT)                                             181               260           (39)              249
-----------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                         313               460           (41)              517
INCOME FROM DISCONTINUED OPERATIONS - NET OF TAX                 500                84           579               116
-----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE ACCOUNTING CHANGE                                  813               544           538               633
CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                -                 -            (1)               (9)
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                     $ 813             $ 544         $ 537             $ 624
=======================================================================================================================

WEIGHTED-AVERAGE SHARES
    OF COMMON STOCK OUTSTANDING                                  326               326           326               326

BASIC EARNINGS (LOSS) PER SHARE:
CONTINUING OPERATIONS                                         $ 0.96            $ 1.41       $ (0.13)           $ 1.59
DISCONTINUED OPERATIONS                                         1.53              0.26          1.78              0.36
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             -                 -             -             (0.03)
                                                        -------------   ---------------   -----------   ---------------
TOTAL                                                         $ 2.49            $ 1.67        $ 1.65            $ 1.92
                                                        =============   ===============   ===========   ===============

WEIGHTED-AVERAGE SHARES, INCLUDING
    EFFECT OF DILUTIVE SECURITIES                                330               329           330               329

DILUTED EARNINGS (LOSS) PER SHARE:
CONTINUING OPERATIONS                                         $ 0.95            $ 1.40       $ (0.13)           $ 1.57
DISCONTINUED OPERATIONS                                         1.51              0.25          1.76              0.35
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                             -                 -             -             (0.02)
                                                        -------------   ---------------   -----------   ---------------
TOTAL                                                         $ 2.46            $ 1.65        $ 1.63            $ 1.90
                                                        =============   ===============   ===========   ===============

DIVIDENDS DECLARED PER COMMON SHARE                           $ 0.20               $ -        $ 0.60               $ -

EDISON INTERNATIONAL
Financial Overview
September 30, 2004

UNAUDITED
Dollars in Millions, Except Per-Share Amounts

EDISON INTERNATIONAL (Consolidated Totals)
                                                Third Quarter             Year-to-Date
                                                -------------             ------------
                                            2004         2003          2004         2003
                                            ----         ----          ----         ----
Assets                                     $33,643      $35,622       $33,643      $35,622
Common Equity                               $5,648       $5,213        $5,648       $5,213
Revenue                                     $3,188       $3,421        $7,840       $8,393
Earnings*                                     $813         $544          $537         $624
Earnings Per Share*                          $2.49        $1.67         $1.65        $1.92
Book Value Per Share                        $17.34       $16.00        $17.34       $16.00
  *includes parent company

SOUTHERN CALIFORNIA EDISON (Electric Utility)
                                                Third Quarter             Year-to-Date
                                                -------------             ------------
                                            2004         2003          2004         2003
                                            ----         ----          ----         ----
Assets                                     $19,704      $20,225       $19,704      $20,255
Common Equity                               $4,363       $5,092        $4,363       $5,092
Revenue                                     $2,655       $2,794        $6,527       $6,994
Earnings                                      $259         $374          $600         $700
Earnings Per Share                           $0.79        $1.15         $1.84        $2.15

MISSION ENERGY HOLDING COMPANY-CONSOLIDATED (Nonutility Power Generation)
                                                Third Quarter             Year-to-Date
                                                -------------             ------------
                                            2004         2003          2004         2003
                                            ----         ----          ----         ----
Assets                                     $10,168      $12,056       $10,168      $12,056
Common Equity                                 $713         $820          $713         $820
Revenue                                       $509         $602        $1,228       $1,326
Earnings (Loss)                               $559         $175          $(44)        $(57)
Earnings (Loss) Per Share                    $1.71        $0.54        $(0.13)      $(0.17)

EDISON CAPITAL (Capital and Financial Services Provider)
                                                Third Quarter             Year-to-Date
                                                -------------             ------------
                                            2004         2003          2004         2003
                                            ----         ----          ----         ----
Assets                                      $3,630       $3,543        $3,630       $3,543
Common Equity                                 $660         $824          $660         $824
Revenue                                        $22          $21           $78          $65
Earnings                                       $12          $14           $33          $41
Earnings Per Share                           $0.04        $0.04         $0.11        $0.13

SOUTHERN CALIFORNIA EDISON
kWh Sales (In thousands)
September 30, 2004

                                                             QUARTER ENDED SEPTEMBER 30, 2004
                                                             --------------------------------
                                                                     INCREASE/(DECREASE)
                                                                          FROM
                                                      KwH               LAST YEAR         %
                                                -----------------------------------------------

RESIDENTIAL                                           8,431,331          (222,432)       (2.57)
AGRICULTURAL                                            440,641            32,628         8.00
COMMERCIAL                                           10,571,228            66,971         0.64
INDUSTRIAL                                            2,850,885            71,940         2.59
PUBLIC AUTHORITIES                                    1,671,251           (27,251)       (1.60)
RAILROADS & RAILWAYS                                     15,508              (145)       (0.93)
INTERDEPARTMENTAL                                           180                38        26.76
                                                ----------------------------------
  SALES TO ULTIMATE CONSUMERS                        23,981,024           (78,251)       (0.33)

RESALE SALES                                          3,014,125           484,899        19.17
                                                ----------------------------------
  TOTAL KWH SALES                                    26,995,149           406,648         1.53
                                                ==================================

                                                          NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                          ------------------------------------
                                                                  INCREASE/(DECREASE)
                                                                        FROM
                                                      KwH               LAST YEAR         %
                                                -----------------------------------------------

RESIDENTIAL                                          21,331,583           845,496         4.13
AGRICULTURAL                                            978,260           132,970        15.73
COMMERCIAL                                           28,795,118         1,122,148         4.06
INDUSTRIAL                                            8,242,503           164,374         2.03
PUBLIC AUTHORITIES                                    4,613,211            84,304         1.86
RAILROADS & RAILWAYS                                     46,208                80         0.17
INTERDEPARTMENTAL                                           478               174        57.24
                                                ----------------------------------
  SALES TO ULTIMATE CONSUMERS                        64,007,361         2,349,546         3.81

RESALE SALES                                         10,333,520         3,457,718        50.29
                                                ----------------------------------
  TOTAL KWH SALES                                    74,340,881         5,807,264         8.47
                                                ==================================